EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-45949, File No. 333-68855, File No. 333-77111, File No. 333-73240, File No. 333-86796 and File No. 333-115426) and Form S-3 (File No. 333-84764) of PMA Capital Corporation of our report dated February 5, 2003, relating to the 2002 consolidated financial statements, which appears in this Form 10-K/A. We also hereby consent to the incorporation by reference in the above Registration Statements of our reports dated February 5, 2003 relating to the financial statements of:

•	Pennsylvania Manufacturers' Association Insurance Company;

•	Manufacturers Alliance Insurance Company; and

•	Pennsylvania Manufacturers Indemnity Company,

which also appear in this Form 10-K/A.

We also hereby consent to the incorporation by reference in the above Registration Statements of our report dated February 5, 2003, except for the matter described in paragraph 2 of Note 1, as to which the date is September 13, 2005, relating to the financial statements of:

•	PMA Capital Insurance Company,

which also appears in this Form 10-K/A.

We also hereby consent to the incorporation by reference in the above Registration Statements of our report dated February 5, 2003 relating to the financial statement schedules of PMA Capital Corporation.

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
September 13, 2005